SECOND AMENDMENT OF LEASE


     Agreement, dated as of May 1, 1997, between 1290 PARTNERS L.P., a New York limited partnership having an office in care of The Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022-4802 ("Landlord") and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation having an of flee at 1290 Avenue of the Americas, New York, New York 10019 ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant are parties to a Lease, dated as of July 20, 1995 (the "Original Lease"), as amended by a First Amendment of Lease, dated as of December 28, 1995 (collectively, the "Lease"), whereby Landlord is leasing to Tenant and Tenant is hiring from Landlord certain space in the building located at 1290 Avenue of the Americas, New York, New York (the "Building"); and


     WHEREAS, Landlord and Tenant desire to further amend the Lease to provide that Landlord lease to Tenant and Tenant hire from Landlord certain additional space on the ninth floor of the Building, and for certain other matters as more particularly set forth herein.

     NOW, THEREFORE, Landlord and Tenant agree as follows:

     1. Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease

     2. Lease of Additional Space. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Agreement, the following:

     (i) the portion of the ninth floor of the Building, substantially as shown hatched on the floor plan annexed hereto as Exhibit A (the "A-Space"); and

     (ii) the portion of the ninth floor of the Building, substantially as shown hatched on the floor plan annexed hereto as Exhibit B (the "B-Space"; the A-Space and the B-Space are collectively called the "Additional Space").

     (b) The term of the lease of the A-Space  shall  commence on the earlier of
(i) the date that Landlord's Initial Work (as defined in Section 5(a) below) relating to the A-Space is Substantially Complete (as defined in Section 2(h) below) and (ii) the date Tenant or anyone claiming under or through Tenant occupies any portion of the A-Space for the performance of Initial Tenant World (as defined in Section 5(a) below) (the earlier of the dates in clause (i) and clause (ii) is called the "A-Space Commencement Date"). Landlord and Tenant anticipate that the A-Space Commencement Date will occur on or about August 8, 1997. If the A-Space Commencement Date, determined under clause (i) above, would be later than August 8, 1997. then Landlord shall give to Tenant not less than 10 days notice of the date on which Landlord anticipates in good faith that such space will be delivered to Tenant with Landlord's Initial Work applicable thereto Substantially Complete; provided, that if, after the giving of such notice, Landlord believes that the actual delivery date will be later than the date set forth in such notice, then Landlord shall keep Tenant advised of the status of such delay and, if the actual delivery date shall be more than 2 Business Days later than the date set forth in such notice, Landlord shall give to Tenant not less than 2 Business Days prior notice of the actual delivery date. Landlord shall not be required to give to Tenant any notice hereunder if
(A) the A-Space Commencement Date, determined under clause (i) above, occurs on or before August 8, 1997 or (B) the A-Space Commencement Date is determined under clause (ii! above. If the A-Space Commencement Date fails to occur on or before August 8, 1998 (as such date may be extended to the extent of any Tenant Delay applicable to the A-Space; as so extended, the "A-Space Outside Date"), then Tenant may give to Landlord not less than 30 days notice of Tenant's intent to terminate the lease of the A-Space, which notice must be given by Tenant on or before the earlier to occur of (x) the date that Landlord delivers the A-Space to Tenant with Landlord's Initial Work applicable thereto Substantially Complete and (y) the date that is 30 days after the A-Space Outside Date) (time of the essence). If Tenant timely gives a termination notice pursuant to the preceding sentence and Landlord fails, on or before the date set for the termination of the A-Space in Tenant's notice. to deliver to Tenant the A-Space with Landlord's Initial Work applicable thereto Substantially Complete, then (1) the lease of the A-Space pursuant to this Agreement shall terminate on the date provided therefor in Tenant's termination notice, (2) neither Tenant nor Landlord shall have any further obligation or liability to the other with respect to the A-Space (but such termination shall have no effect on the B-Space or any other space then included or includable in the Premises) and (3) on the date provided for the termination of the A-Space in Tenant's termination notice,

Tenant shall pay to Landlord, as Additional Charges hereunder, S199,589.33, together with interest on such amount at the Prime Rate from the date Landlord paid to Tenant the amount described in Section 3(b)(i) below to and including the date of such payment by Tenant.

     (c) The term of the lease of the B-Space  shall  commence on the earlier of
(i) the date that Landlord's Initial Work relating to the B-Space is Substantially Complete and (ii) the date Tenant or anyone claiming under or through Tenant occupies any portion of the B-Space for the performance of
Initial Tenant Work (the earlier of the dates in clause (i) and clause (ii) is called the "B-Space Commencement Date"). Landlord and Tenant anticipate that the B-Space Commencement Date will occur on or about January 8, 1998. If the B-Space Commencement Date, determined under clause (i) above, would be later than January 8, 1998, then Landlord shall give to Tenant not less than 10 days notice of the date on which Landlord anticipates in good faith that the B-Space will be delivered to Tenant with Landlord's Initial Work applicable thereto Substantially Complete; provided, that if, after the giving of such notice, Landlord believes that the actual delivery date will be later than the date set forth in such notice, then Landlord shall keep Tenant advised of the status of such delay and, if the actual delivery date shall be more than 2 Business Days later than the date set forth in such notice, Landlord shall give to Tenant not less than 2 Business Days prior notice of the actual delivery date. Landlord shall not be required to give to Tenant any notice hereunder if (A) the B-Space Commencement Date, determined under clause (i) above, occurs on or before January 8, 1998 or (B) the B-Space Commencement Date is determined under clause
(ii) above. If the B-Space Commencement Date fails to occur on or before January 8, 1999 (as such date may be extended to the extent of any Tenant Delay applicable to the B-Space; as so extended, the "B-Space Outside Date"), then Tenant may give to Landlord not less than 30 days notice of Tenant's intent to terminate the lease of the B-Space, which notice must be given by Tenant on or before the earlier to occur of (x) the date that Landlord delivers the B-Space to Tenant with Landlord's Initial Work applicable thereto Substantially Complete and (y) the date that is 30 days after the B-Space Outside Date) (time of the essence). If Tenant timely gives a termination notice pursuant to the preceding sentence and Landlord fails, on or before the date set for the termination of the B-Space in Tenant's notice, to deliver to Tenant the B-Space with Landlord's Initial Work applicable thereto Substantially Complete, then (1) the lease of the B-Space pursuant to this Agreement shall terminate on the date provided therefor in Tenant's termination notice, (2) neither Tenant nor Landlord shall have any further obligation or liability to the other with respect to the B-Space (but such termination shall have no effect on the A-Space or any other space then included or includable in the Premises) and (3) on the date provided for the termination of the B-Space in Tenant's termination notice, Tenant shall pay to Landlord, as Additional Charges hereunder, 5182,363.97, together with interest on such amount at the Prime Rate from the date Landlord paid to Tenant the amount described in Section 3(b)(i) below to and including the date of such payment by Tenant.

     (d) If, for any reason, including, without limitation, the failure of the occupants of the Additional Space on the date of this Agreement timely to vacate any portion of the Additional Space, Landlord shall be unable to deliver possession of either the A-Space or the B-Space on any date specified in this Agreement for such delivery, the validity of the Lease and this Agreement shall not be impaired, nor shall the Term with respect to any portion of the Additional Space be extended, by reason thereof, and (except to the extent set forth in Section 5(Y) below) Landlord shall have no liability to Tenant therefor. Tenant's sole remedy for such failure shall be the termination rights provided for in Sections 2(b) and 2(c) above. This Section 9(d) shall be an express provision to the contrary for purposes of Section 023-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

     (e) Tenant and Landlord shall, upon the occurrence thereof: execute, and deliver instruments in form reasonably satisfactory to Tenant and Landlord confirming the A-Space Commencement Date and the B-Space Commencement Date, as applicable: provided, that the failure by any party to execute and deliver any such instrument shall not affect the occurrence of the A-Space Commencement Date or the B-Space Commencement Date, as applicable, in accordance with the terms of this Agreement.

     (f) The Additional Space shall be conclusively deemed to contain the following rentable square feet:

     A-Space: 27,090
     B-Space: 24,752

     (g) Effective as of (i) the A-Space Commencement Date with respect to the A-Space and (ii) the B-Space Commencement Date with respect to the B-Space, all references in the Lease to the "Premises" shall (except to the extent other terms are provided in this Agreement with respect to such portion of the Additional Space), be deemed to refer collectively to the Premises demised pursuant to the Lease, the A-Space (as of the A-Space Commencement Date) and the B-Space (as of the B-Space Commencement Date), and all references in the Lease to the "Office Space" shall (except to the extent other terms are provided in this Agreement with respect to such portion of the Additional Space), be deemed to refer collectively to the Office Space demised pursuant to the Lease, the A-Space (as of the A-Space Commencement Date) and the B-Space (as of the B-Space Commencement Date).

     (h) Landlord's Initial Work with respect to any space shall be deemed to be Substantially Complete on the date upon which such Landlord's Initial Work has been completed, other than (i) minor details or adjustments, but only if such details or adjustments shall not interfere in any material respect with Tenant's ability to (A) prepare any portion of such space for Tenant's initial occupancy thereof, or (B) thereafter use and occupy the same for the ordinary conduct of Tenant's intended use of such space (as such intended use is shown on, or reasonably inferable from, Tenant's then current plans and specifications with respect to Tenant's initial Alterations therein); provided, that such intended use is permitted pursuant to Section 1.05 of the Original Lease and (ii) any part of Landlord's Initial Work if and to the extent the same is not completed due to Tenant Delay.

     3. Terms Applicable to the A-Space. The lease of the A-Space by Tenant shall he on all of the terms and conditions of the Lease, except that:

     (a) the term of the lease of the  A-Space  shall  commence  as set forth in
Section 2(b) above;

     (b) Landlord shall not be required to perform any work to pay any amount, to install any fixtures or equipment or to render any services to prepare the Building or the A-Space for Tenant's use or occupancy, and Tenant shall accept the A-Space in its "as is" condition on the A-Space Commencement Date; provided, that (i) within 15 days after the execution and delivery of this Agreement by Landlord and Tenant, Landlord shall pay to Tenant $381,953.50 which may be used by Tenant for the payment of brokerage commissions, for the cost of Tenant's Initial Work in the Additional Space or otherwise, (ii) prior to the A-Space Commencement Date, Landlord shall Substantially Complete Landlord's Initial Work with respect to the A-Space, (iii) within a reasonable period after the A-Space Commencement Date Landlord shall perform Landlord's Additional Work (as defined in Section 5(a) below) with respect to the A-Space (it being agreed that Landlord shall use reasonable efforts to complete such Landlord's Additional Work within a time frame that will not delay Tenant's performance of Tenant's Initial Work in the A-Space), (iv) within 30 days after the A-Space Commencement Date, Landlord shall pay to Tenant $1,0,78,314.00 in respect of Tenant's Initial Work in the A-Space and (v) within 30 days after Tenant first occupies the A-Space for the ordinary conduct of Tenant's business, Landlord shall pay to Tenant S199,589.53 which may be used by Tenant for the payment of brokerage commissions, for the cost of Tenant's Initial Work in the Additional Space or otherwise;

     (c) Fixed Rent with respect to the A-Space shall be payable from and after the A-Space Commencement Date to and including the Expiration Date at the annual rate of 51.049,737.50, payable in equal monthly installments of $87,478.13 (appropriately prorated in the case of the first monthly installment if the A-Space Commencement Date is not the first day of a month) and otherwise at the times and in the manner set forth in the Lease; provided, that so long as no default under the Lease beyond applicable notice and grace periods shall exist at the time such Fixed Rent would otherwise become due and payable. Tenant shall be entitled to an abatement of the Fixed Rent payable with respect to the A-Space in respect of the period commencing on the A-Space Commencement Date and ending on the 300th day after the A-Space Commencement Date (which 300 day period may be extended in accordance with Section 5(g) below);

     (d) from and after the A-Space Commencement Date, Tenant shall pay to Landlord Tax Payments and Operating Payments with respect to the A-Space at the times and in the manner set forth in the Lease;

     (e) Landlord shall make available to the A-Space electric energy in an amount not less 8 watts demand load per rentable square foot of the A-Space; Tenant shall separately pay for electric energy supplied to the A-Space from and after the A-Space Commencement Date in the manner and at the times set forth in
Article 2 of the Original Lease, and Landlord, at Tenant's expense, shall install promptly after the A-Space Commencement Date a submeter to measure the demand for, and consumption of, electricity in the A-Space; provided, that if, on the A-Space Commencement Date, such submeter has not yet been installed, then from and after the A-Space Commencement Date, through and including the date that Landlord installs such submeter. Tenant shall pay for electric energy supplied to the A-Space at the rate of $2.00 per annum per rentable square foot of the A-Space (which amount shall be reduced to $.75 per annum per rentable square foot during the period of construction of Tenant's initial Alterations to such space); and

     (f) in addition  to the  condenser  water made  available  to Tenant  under
Section 3.01(a) of the Original Lease, Landlord shall provide to Tenant up to another 10 tons of condenser water, on the terms and conditions set forth in said Section 3.01(a); provided, that Landlord shall not be required to provide such additional 10 tons unless Tenant shall utilize same within one year after the A-Space Commencement Date.

     4. Terms Applicable to the B-Space. The lease of the B-Space by Tenant shall be on all of the terms and conditions of the Lease, except that:

     (a) the term of the lease of the  B-Space  shall  commence  as set forth in
Section 2(c) above;

     (b) Landlord shall not be required to perform any work, to pay any amount, to install any fixtures or equipment or to render any services to prepare the Building or the B-Space for Tenant's use or occupancy, and Tenant shall accept the B-Space in its "as is" condition on the B-Space Commencement Date; provided, that (i) prior to the B-Space Commencement Date, Landlord shall Substantially
Complete Landlord's Initial Work with respect to the B-Space (ii) within a reasonable period after the B-Space Commencement Date Landlord shall perform Landlord's Additional Work with respect to the B-Space; (it being agreed that Landlord shall use reasonable efforts to complete such Landlord's Additional Work within a time frame that will not delay Tenant's performance of Tenant's Initial Work in the B-Space), (iii) within 30 days after the B-Space Commencement Date, Landlord shall pay to Tenant S995.366.00 in respect of Tenant's Initial Work in the B-Space and (iv) within 30 days after Tenant first occupies the B-Space for the ordinary conduct of Tenant's business. Landlord shall pay to Tenant $182,363.97 which may be used by Tenant for the payment of brokerage commissions. for the cost of Tenant's Initial Work in the Additional Space or otherwise;

     (c) Fixed Rent with respect to the B-Space shall be payable from and after the B-Space Commencement Date to and including the Expiration Date at the annual rate of $959,140.00, payable in equal monthly installments of $79,928.33 (appropriately prorated in the case of the first monthly installment if the B-Space Commencement Date is not the first day of a month) and otherwise at the times and in the manner set forth in the Lease; provided. that so long as no default under the Lease beyond applicable notice and grace periods shall exist at the time such Fixed Rent would otherwise become due and payable, Tenant shall be entitled to an abatement of the Fixed Rent payable with respect to the B-Space in respect of the period commencing on the B-Space Commencement Date and ending on the 300th day after the B-Space Commencement Date (which 300 day period may be extended in accordance with Section 5(g) below);

     (d) from and after the B-Space Commencement Date, Tenant shall pay to Landlord Tax Payments and Operating Payments with respect to the B-Space at the times and in the manner set forth in the Lease;

     (e) Landlord shall make available to the B-Space electric energy in an amount not less than 8 watts demand load per rentable square foot of the B-Space; Tenant shall separately pay for electric energy supplied to the B-Space from and after the B-Space Commencement Date in the manner and at the times set forth in Article 2 of the Original Lease, and Landlord, at Tenant's expense, shall install, promptly after the B-Space Commencement Date, a submeter to measure the demand for, and consumption of, electricity in the B-Space; provided, that if, on the B-Space Commencement Date, such submeter has not yet been installed, then from and after the B-Space Commencement Date, through and including the date that Landlord installs such submeter, Tenant shall pay for electric energy supplied to the B-Space at the rate of $2.00 per annum per rentable square foot of the B-Space (which amount shall be reduced to S.75 per annum per rentable square foot during the period of construction of Tenant's initial Alterations to such space); and

     (f) in addition  to the  condenser  water made  available  to Tenant  under
Section 3.01(a) of the Original Lease, Landlord shall provide to Tenant up to another l0 tons of condenser water, on the terms and conditions set forth in said Section 3.01(a); provided, that Landlord shall not be required to provide such additional 10 tons unless Tenant shall utilize same within one year after the B-Space Commencement Date.

     5. Landlord's Work; Work Allowance. (a) As used in this Agreement:

     (i) "Landlord's Initial Work" means, with respect to any space (A) the demolition of all tenant improvements in such space, including all partitions, doors, flooring, ceilings, supplemental air conditioning units (leaving in place all existing overhead air conditioning ductwork), lighting and electrical feeds and (B) the delivery to Tenant of a Form ACP-5 with respect to such space.

     (ii) "Landlord's Additional Work" means, with respect to any space (A) if and to the extent required in such space, the fireproofing of all structural members in such space and firestopping treatment at all slab penetrations and
(B) the provision of connection points at all fire alarm floor panels in such space to the Building's Class E System (collectively, "Landlord's Additional Work").

     (iii) "Initial Tenant Work" means the installation in the Additional Space of fixtures, improvements and appurtenances attached to or built into the Additional Space, engineering costs, space planning costs and permit fees, and shall not include movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.

     (b) Within a reasonable period of time after the A-Space Commencement Date, Landlord, at Tenant's expense, shall reprogram the four elevators which! as of the date of this Agreement, serve exclusively the twelfth through the fifteenth floors of the Building (the "Dedicated Elevators") to open and close on the ninth floor of the Building. Tenant acknowledges that Landlord cannot protect against any other tenant on the ninth floor or any visitors of such tenant accessing the Dedicated Elevators. Tenant shall reimburse Landlord for the cost of such reprogramming within 30 days after Landlord gives to Tenant an invoice therefor, together with reasonable back-up documentation. Landlord shall use reasonable efforts to complete such reprogramming prior to Tenant's occupancy of the A-Space for the ordinary conduct of Tenant's business.

     (c) Within a reasonable period of time after the A-Space Commencement Date, Landlord, at Tenant's expense, shall, provided the same is then permissible in accordance with Laws, partition the elevator lobby serving the ninth floor of the Building so as to provide Tenant on the ninth floor of the Building exclusive use of the Dedicated Elevators. Tenant shall reimburse Landlord for the cost of such partitioning within 30 days after Landlord gives to Tenant an invoice therefor, together with reasonable back-up documentation. Landlord shall use reasonable efforts to complete such partitioning prior to Tenant's occupancy of the B-Space for the ordinary conduct of Tenant's business. Tenant acknowledges that, upon the partitioning of the elevator lobby on the ninth floor of the Building, Tenant shall not have the use of any of the passenger elevators serving such ninth floor other than the Dedicated Elevators.

     (d) In  performing  Landlord's  Additional  Work and the work  described in
Section 5(b) above Landlord shall coordinate the scheduling of such work with Tenant so as to minimize any interference with Tenant's performance of Initial Tenant Work; provided, that Landlord shall not be required to use overtime labor in performing the same.

     (e) Tenant shall pay to Landlord a supervision fee in connection with the performance by Tenant of Initial Tenant Work equal to 6% of the cost of all Initial Tenant Work. Tenant shall pay to Landlord such supervision fee (which may be by credit against the Work Allowance) within 30 days after Landlord gives to Tenant an invoice therefor. Tenant shall provide to Landlord such documentation as Landlord may reasonably require in order to establish the cost of Initial Tenant Work.

     (f) Tenant shall comply in all respects with Article 4 of the Original Lease in performing Initial Tenant Work. Without limiting the generality of the foregoing, Tenant shall, prior to commencing Initial Tenant Work, submit to Landlord for Landlord's approval in accordance with said Article 4, plans and specifications in respect of Initial Tenant Work.

     (g) If (i) Landlord shall fail to Substantially Complete Landlord's Initial Work with respect to the A-Space on or before the date that is 20 days after the day on which Landlord first obtains vacant possession of the A-Space from the tenant that occupies the A-Space on the date of this Agreement, (ii) Landlord shall fail to Substantially Complete Landlord's Initial Work with respect to the B-Space on or before the date that is 20 days after the day on which Landlord first obtains vacant possession of the B-Space from the tenant that occupies the B-Space on the date of this Agreement, (iii) Landlord shall fail to reprogram the Dedicated Elevators to open and close on the ninth floor of the Building on or before the date that is 7 days after the day on which Landlord first obtains vacant possession of the A-Space from the tenant that occupies the A-Space on the date of this Agreement anchor (iv) Landlord shall fail to partition the elevator bank on the ninth floor of the Building (if required in accordance with Section 5.01(c) above) on or before the date that is 42 days after the day on which Landlord first obtains vacant possession of the A-Space from the tenant that occupies the A-Space on the date of this Agreement, and if any of the events described in clauses (i! through (iv) above shall result in any Landlord Delay with respect to the A-Space or the B-Space (provided, that for purposes of this Section 5(g). only the circumstances described in clause (i) of the definition of "Landlord Delay" shall be deemed to give rise to a Landlord Delay, and no Landlord Delay shall be deemed to result from any circumstance described in clause (ii) of the definition of "Landlord Delay"), then (A) the 300 day abatement of Fixed Rent with respect to the A-Space set forth in Section 3(c) above shall be extended by I day (notwithstanding that more than one of the events described in clauses (i) through (iv) above may have resulted in such Landlord Delay) for each day of such Landlord Delay applicable to the A-Space and (B) the 300 day abatement of Fixed Rent with respect to the B-Space set forth in Section 4(c) above shall be extended by 1 day (notwithstanding that more than one of the events described in clauses (i) through (iv) above may have resulted in such Landlord Delay) for each day of such Landlord Delay applicable to the B-Space.

     6. Further Amendments to Lease. Effective as of the date hereof the Lease is hereby further amended as follows:

     (a) The definition of "Antenna" in Section 11.01 of the Original Lease is hereby amended to include 3 additional antennas which may be installed, maintained and operated by Tenant on the roof of the Building in the locations designated on Exhibit T to the Original Lease and otherwise in compliance with the terms and conditions of the Original Lease, including, without limitation,
Section 4.03(d) and Article 11 of the Original Lease;

     (b) The reference in Section 11.01 of the Original Lease to "Exhibit T1" is amended to refer to "Exhibit T"; and

     (c) Exhibit T to the Original Lease is deleted and there shall be inserted in lieu thereof a new Exhibit T consisting of the plan of Edwards & Zuck Communications, Inc., last revised 9/10/96, a copy of which is attached to and made a part of this Agreement as Exhibit C.

     7. Broker. (a) Each party represents to the other that such party has dealt with no broker other than EREIM (representing Tenant) and Tishman Speyer Properties, L.P. (representing Landlord) (collectively, the "Brokers") in connection with the leasing of the Additional Space, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than the Brokers who alleges that it has dealt with the indemnifying party in connection with the leasing of the Additional Space.

     (b) Tenant shall be responsible for any commission or other compensation due to EREIM in connection with the leasing of the Additional Space, and Tenant shall indemnify and hold Landlord harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by EREIM in connection with the leasing of the Additional Space.

     (c) Landlord shall be responsible for any commission or other compensation due to Tishman Speyer Properties, Inc. in connection with the leasing of the Additional Space, and Landlord shall indemnify and hold Tenant harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by Tishman Speyer Properties, Inc. in connection with the leasing of the Additional Space.

     8. No Other Changes. Except as expressly set forth in this Agreement, the Lease shall remain unmodified and in full force and effect, and the Lease as modified herein is ratified and confirmed. All references in the Lease to "this Lease" shall hereafter be deemed to refer to the Lease as amended by this Agreement.

     9.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

                Landlord:                1290 PARTNERS,  L.P.,

                                         By: 1290 GP Corp., general partner

                                             By: /s/Andrew Cohen
                                                 -------------------------------
                                             Name:  Andrew Cohen
                                             Title: Vice President

                Tenant:                  THE EQUITABLE LIFE ASSURANCE SOCIETY
                                         OF THE UNITED STATES.

                                         By: /s/Leon Billis
                                             -----------------------------------
                                             Name:  Leon Billis
                                             Title: Senior Vice President